As filed with the Securities and Exchange Commission on May 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVEST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1886144
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14 North Main Street, Souderton, Pennsylvania 18964

(215) 721-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian J. Richardson

Senior Executive Vice President and Chief Financial Officer

Univest Financial Corporation

14 North Main Street

Souderton, Pennsylvania 18964

(215) 721-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott A. Brown, Esq.

Gregory M. Sobczak, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, NW, Suite 780

Washington, DC 20015

(202) 274-2000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The amount of shares being registered pursuant to this Registration Statement on Form S-3 does not include approximately 43,822 shares of common stock previously registered in connection with the Univest Dividend Reinvestment and Stock Purchase Plan and as yet unsold under Registration Statement No. 333-02059 on Form S-3. These shares are being carried forward on this Registration Statement pursuant to Rule 429 of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-3 registers an additional 750,000 shares of common stock under the Univest Dividend Reinvestment and Stock Purchase Plan.

Prospectus

Dividend Reinvestment and Stock Purchase Plan

Common Stock, Par Value $5.00 Per Share

(as amended)

This prospectus relates to the Univest Dividend Reinvestment and Stock Purchase Plan, as amended (the “Plan”), of Univest Financial Corporation, a Pennsylvania corporation (the “Corporation”). The Plan was originally adopted in 1996 and amended in 2006. We have registered an additional 750,000 shares of our common stock for sale under the Plan pursuant to this prospectus.

Some significant features of the Plan are:

•

Participants may have the cash dividends paid on their shares of the Corporation’s common stock credited to their account under the Plan automatically reinvested in additional shares of the Corporation’s common stock, without payment of any service charges or brokerage commissions.

•

Participants may invest in additional shares of the Corporation’s common stock by making optional cash payments without payment of any service charges or brokerage commissions (cash payments may not be less than $100 per payment or total more than $5,000 per quarter).

•	All cash dividends paid on participants’ shares can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to Plan accounts.

•	Participants will avoid cumbersome safekeeping and recordkeeping costs through free custodial and reporting services associated with participation in the Plan.

•	Participation in the Plan is voluntary. You may withdraw from the Plan at any time.

This prospectus relates to the offer and sale of shares of our common stock under the Plan. You should retain this prospectus for future reference.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “UVSP.” On May 2, 2022, the last reported sale price of our common stock was $25.31.

Our executive offices are located at 14 North Main Street, Souderton, Pennsylvania 18964. Our telephone number at this address is (215) 721-2400 and our website is www.univest.net. The information on our website is not part of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM OUR ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES OFFERED BY THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY BANK REGULATORY AGENCY, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is May 3, 2022. This prospectus supersedes the previous prospectuses issued under the Plan.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of the registration statement that we filed with the Securities and Exchange Commission, or SEC, relating to the offer and sale of shares of our common stock to Participants in the Plan. This prospectus provides you with the terms of the Plan. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus. The registration statement can be read on the SEC website. The address of that web site is www.sec.gov.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Corporation” and “Univest” mean, collectively, Univest Financial Corporation and its subsidiaries. References to the “Bank” mean Univest Bank and Trust Co.

This prospectus relates to the Dividend Reinvestment and Stock Purchase Plan, as amended, of Univest Financial Corporation. You should only rely on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus or the documents incorporated by reference in this prospectus. The Plan is not available to any person to whom we may not legally offer it. We are not offering securities in any state or jurisdiction where the offer is prohibited. The date of this prospectus is May 3, 2022. You should not assume that the information in this prospectus is still accurate as of any later date.

The information contained or incorporated by reference in this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus is delivered or sales pursuant to this prospectus are made, we are not implying that the information is current as of the date of the delivery or sale.

You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our shares of common stock under the Plan.

UNIVEST FINANCIAL CORPORATION

Univest is a Pennsylvania corporation, organized in 1973 and registered as a bank holding company pursuant to the Bank Holding Company Act of 1956. The Corporation owns all of the capital stock of Univest Bank and Trust Co. The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary, the Bank.

Univest provides banking and financial services to customers through a network of 37 financial centers primarily in Bucks, Berks, Chester, Cumberland, Dauphin, Delaware, Lancaster, Lehigh, Montgomery, Northampton, Philadelphia and York counties in Pennsylvania and Atlantic, Burlington and Cape May counties in New Jersey.

The Bank is a Pennsylvania state-chartered bank and trust company. As a state-chartered member bank of the Federal Reserve System, the Bank is regulated primarily by the Pennsylvania Department of Banking and Securities and the Federal Reserve Bank of Philadelphia.

The Bank is engaged in domestic banking services for individuals, businesses, municipalities, and non-profit organizations. Through its wholly-owned subsidiaries, the Bank provides a variety of financial services throughout its markets of operation. The Bank is the parent company of Girard Investment Services, LLC, a full-service registered introducing broker-dealer and a licensed insurance agency, Girard Advisory Services, LLC, a registered investment advisory firm and Girard Pension Services, LLC, a registered investment advisor, which provides investment consulting and management services to municipal entities. Girard Investments has two offices in Pennsylvania. Girard Advisory Services is headquartered in King of Prussia, Pennsylvania with a satellite office in Florida. The Bank is also the parent company of Univest Capital, Inc., an equipment financing business headquartered in Warminster, Pennsylvania, and Univest Insurance, LLC, an independent insurance agency which has four offices in Pennsylvania and one in Maryland.

At March 31, 2022, we had total consolidated assets of $7.1 billion, total net loans and leases of $5.3 billion, total deposits of $6.0 billion, and total consolidated shareholders’ equity of $773.9 million. Also on that date, we had approximately $4.6 billion in assets under management and supervision through our wealth management lines of business.

Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “UVSP.” Our executive offices are located at 14 North Main Street, Souderton, Pennsylvania 18964. Our telephone number at this address is (215) 721-2400 and our website is www.univest.net. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in Univest’s common stock involves risks. Before you enroll in the Plan, you should carefully consider the risk factors described in the Annual Report of Univest on Form 10-K for the year ended December 31, 2021, and in any subsequent periodic or current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that include “Risk Factors” or that discuss risks to Univest and that are incorporated herein by reference.

There have been no material changes in risk factors applicable to the Corporation from those disclosed in “Risk Factors” in Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), registering the offer and sale of Univest common stock pursuant to the Plan. This prospectus constitutes part of the registration statement. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. These documents are available at the Internet site that the SEC maintains, www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022;

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 18, 2022 (to the extent specifically incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022);

•	Quarterly Report on Form 10-Q for the period ended March 31, 2022 filed with the SEC on May 3, 2022;

•	Current Reports on Form 8-K (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K), filed with the SEC on January 27, 2022, April 27, 2022 and May 2, 2022; and

•

the description of our common stock set forth in our registration statement on Form S-14 filed with the SEC on March 1, 1973 (File No. 000-17077),  as updated by (1) our registration statement on Form  8-A filed with the SEC on October 21, 2011 (File No. 000-07617), (2) our registration statement on Form  8-A/A filed with the SEC on January 26, 2017 (File No. 000-076717) and (3) Exhibit  4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020, including any other amendment or reports filed for the purpose of updating such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or telephone number:

Univest Financial Corporation

Attn: Brian J. Richardson

Senior Executive Vice President and Chief Financial Officer

14 North Main Street, Souderton, Pennsylvania 18964

Telephone: (215) 721-2400

In addition, we maintain a corporate website, www.univest.net. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into the registration statement.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements include but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to those set forth below:

•	Operating, legal and regulatory risks;

•	Economic, political and competitive events;

•	Legislative, regulatory and accounting changes;

•	Demand for our financial products and services in our market area;

•

Major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, including the current coronavirus (COVID-19) pandemic, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies;

•	Inflation or volatility in interest rates;

•	Fluctuations in real estate values in our market area;

•	The composition and credit quality of our loan and investment portfolios;

•	Changes in the level and direction of loan delinquencies, classified and criticized loans and charge-offs and changes in estimates of the adequacy of the allowance for credit losses;

•	Economic assumptions utilized to calculate the allowance for credit losses;

•	Our ability to access cost-effective funding;

•	Our ability to implement our business strategies;

•	Our ability to manage market risk, credit risk and operational risk;

•	Timing and amount of revenue and expenditures;

•	Adverse changes in the securities markets;

•	The anticipated impact of any military conflict terrorist act or other geopolitical acts;

•	Our ability to enter new markets successfully and capitalize on growth opportunities;

•	Competition for loans, deposits and employees;

•	System failures or cyber-security breaches of our information technology infrastructure and those of our third-party service providers;

•	The failure to maintain current technologies and/or to successfully implement future information technology enhancements;

•	Our ability to retain key employees;

•	Other risks and uncertainties, including those occurring in the U.S. and world financial systems; and

•	The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

Given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict the continued impact of the COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. As a result of the COVID-19 pandemic and the related adverse local and national economic consequences, our forward-looking statements are subject to the following risks, uncertainties and assumptions:

•	Demand for our products and services may decline;

•	If the economy worsens, loan delinquencies, problem assets, and foreclosures may increase;

•	Collateral for loans, especially real estate, may decline in value;

•	Our allowance for credit losses on loans and leases may have to be increased if economic conditions worsen or borrowers experience financial difficulties;

•	The net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us;

•	A material decrease in net income or a net loss over several quarters could result in the elimination of or a decrease in the rate of our quarterly cash dividend;

•	Our wealth management revenues may decline with market turmoil;

•	Our cyber security risks are increased as a result of an increase in the number of employees working remotely; and

•	Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs.

We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K and in our Quarterly Reports on Form 10-Q in greater detail under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this registration statement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

DESCRIPTION OF THE PLAN

The Plan was initially adopted in 1996 and, as amended, is described in this prospectus. The Plan will be in effect until amended, altered, or terminated. The Plan is set forth below as a series of questions and answers explaining its significant aspects.

PURPOSE AND ADVANTAGES

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of our common stock and buying additional shares of our common stock without paying brokerage commissions. Also, the Plan provides us with a source of funds when the shares bought by our transfer agent for Participants are bought directly from us.

2.	What are the advantages of the Plan?

The Plan provides Participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of our common stock in additional shares of our common stock. In addition, the Plan provides the following advantages:

•

Participants may have the cash dividends paid on their shares of the Corporation’s common stock credited to their account under the Plan automatically reinvested in additional shares of the Corporation’s common stock, without payment of any service charges or brokerage commissions.

•

Participants may invest in additional shares of the Corporation’s common stock by making optional cash payments, subject to minimum and maximum amounts, for the purchase of additional shares of our common stock (see Questions 11-13), without payment of any service charges or brokerage commissions.

•

All cash dividends paid on participants’ shares can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, will also be reinvested in additional shares, which will be credited to Plan accounts.

•	Participants will receive periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplifying record keeping.

•	Participants will avoid cumbersome safekeeping and recordkeeping costs through free custodial and reporting services associated with participation in the Plan.

PLAN ADMINISTRATION

3.	Who administers the Plan for Participants?

Broadridge Corporate Issuer Solutions Inc. (or “Broadridge”), our stock transfer agent (hereinafter referred to as the “Plan Administrator”), will administer the Plan. The Plan Administrator’s duties include maintaining records, sending quarterly statements of accounts to Participants, and performing other administrative duties relating to the Plan. Shares purchased for a Participant under the Plan are registered in the name of the Plan Administrator or its nominee and are credited to the accounts of the Participants in the Plan. The Plan Administrator acts in the capacity as agent for Participants in the Plan. We may replace the Plan Administrator at any time within our sole discretion.

All notices, questions, or other communications relating to the Plan should include the Participant’s account number and be directed to the Plan Administrator at:

Website: Phone number: Email:	www.shareholder.broadridge.com 1-877-830-4396 (toll free) shareholder@broadridge.com

The mailing delivery address (for all correspondence including purchase or sales requests):

Standard Mail:

Broadridge Corporate Issuer Solutions

P.O. Box 1342

Brentwood, NY 11717-0718

Overnight Packages:

Broadridge Corporate Issuer Solutions

c/o Broadridge Corporate Issuer Solutions

1155 Long Island Ave.

Edgewood, NY 11717-8309

ATTN: IWS

4.	Who interprets the Plan?

The Corporation has the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, including those necessary to prevent any abuse.

PARTICIPATION

5.	Who is eligible to participate in the Plan?

Generally, stockholders of record of the Corporation’s common stock will be eligible to participate in the Plan. Upon electing to participate, such stockholders will be “Participants.” Beneficial owners of shares of common stock whose shares are registered in names other than their own name may participate by requesting that their broker or nominee transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf. The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant’s shares of common stock of the Corporation. Stockholders who reside in jurisdictions in which it is unlawful for a stockholder to participate in the Plan are not eligible to participate in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank or other nominee) and who wish to participate in the optional cash purchase feature of the Plan may do so.

6.	How does an eligible stockholder participate?

To participate in the Plan, an eligible stockholder may request a Dividend Reinvestment Plan Form (the “Enrollment Form”) from the Plan Administrator. The Enrollment Form can be obtained by contacting the Plan Administrator by phone: (877) 830-4936, or by email: shareholder@broadridge.com. You may also enroll by logging into your account at www.shareholder.broadridge.com. If your shares are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign.

An eligible stockholder of record may enroll in the Plan at any time. If the Enrollment Form is received by the Plan Administrator no fewer than five (5) business days before the record date for a dividend payment, and the Participant elects to reinvest the dividends in shares of the Corporation’s common stock, such reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

7.	What does the Enrollment Form provide?

The Enrollment Form allows for stockholders to make dividend election options, including the reinvestment of dividends on all shares of our common stock then or subsequently owned by Participants, and also permits eligible Participants to make optional cash payments for the purchase of additional shares of our common stock in accordance with the Plan.

The Enrollment Form permits a stockholder who is reinvesting dividends and wishes to make optional cash purchases to do so by automatic withdrawals from a personal bank account. The Enrollment Form also appoints the Plan Administrator as agent for each Participant and directs the Plan Administrator to apply cash dividends and any optional cash payments an eligible Participant might make to the purchase of shares of our common stock in accordance with the terms of the Plan.

8.	Does a stockholder have to authorize dividend reinvestment on a minimum number of shares?

No. There are no minimum share requirements.

9.	May a stockholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in the stockholder’s name?

Yes. Stockholders may have dividends reinvested with respect to all or a portion of the shares of our common stock registered in that stockholder’s name.

10.	May a Participant change the number of shares subject to the Plan?

Yes. A Participant may change the number of shares subject to the Plan at any time. The change will be effective with respect to the first dividend payment date after the date of change has been received, provided the change was received by the Plan Administrator no fewer than five (5) business days before the dividend record date. Otherwise, the change may not be effective until the second dividend payment date after the change was requested.

OPTIONAL CASH PAYMENTS

11.	How do optional cash payments work?

All stockholders of record of the Corporation’s common stock who elect to have dividends reinvested in accordance with the provisions of the Plan may also elect to make optional cash payments to the Plan to purchase additional shares of the Corporation’s common stock under the Plan.

The Plan is designed to preclude any person, organization, or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit.

We may decide not to allow optional cash purchases in any quarter, and we may adjust from time to time the limits on the amounts that may be purchased with optional cash payments. You will be promptly notified of any suspension of, or adjustments of the limits on the amounts that may be purchased through, this feature. In the event that the optional cash payment feature is suspended, any optional cash payments (i) received prior to the date of the notice of suspension and not yet invested or (ii) received after the date of the notice of suspension and before the date of a notice of resumption of the optional cash payment feature, will be returned. If this feature is suspended and then reinstated, you will be notified promptly of the resumption of the optional cash payment feature of the Plan.

12.	How are optional cash payments made?

An initial cash payment may be made by eligible Participants upon enrollment by enclosing a personal check, drawn from a U.S. bank in U.S. currency payable to Broadridge for not less than $100, nor more than the applicable limit as established by our Board of Directors (currently $5,000 per quarter), with the Enrollment Form. Thereafter, optional cash payments may be made each quarter by either: (1) sending to the Plan Administrator the Participant’s check for not less than $100 nor more than the applicable quarterly limit (currently $5,000), together with the account identification stub furnished by the Plan Administrator; or (2) establishing automatic withdrawals from a bank account in an amount not less than $100 or more than the applicable quarterly limit (currently $5,000). It is currently anticipated that automatic withdrawals to make optional cash payments will be made on the 20th day of the months of February, May, August, and November. Timing of automatic withdrawals from a bank account are subject to change in future periods at the discretion of the Corporation. The same amount of money need not be sent each quarter and there is no obligation to make optional cash payments at any time.

13.	When will optional cash payments received by the Plan Administrator be invested?

Optional cash payments will be invested on the Investment Date as defined in Question 14 below. Since no interest will be paid by us or the Plan Administrator on optional cash payments, Participants are urged to make optional cash payments shortly before the Investment Date. Optional cash payments paid by check for not less than $100 and not more than the applicable quarterly limit (currently $5,000) must be received at least five (5) business days and not more than thirty (30) calendar days before the Investment Date.

Eligible Participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to two (2) business days before the Investment Date. Optional cash payments do not constitute deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any government agency.

PURCHASES

14.	How will purchases be made?

Cash dividends and optional cash payments will be used to purchase the Corporation’s common stock as soon as reasonably possible after the applicable dividend date, but not more than thirty (30) calendar days after such date, except where completion later is necessary or advisable under any applicable securities laws (the “Investment Date”). No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of the Corporation’s common stock.

Shares of the Corporation’s common stock needed to fund the Plan may be:

(i)	issued directly by the Corporation from treasury shares;

(ii)	issued directly by the Corporation from authorized but unissued shares;

(iii)	acquired by the Plan Administrator on the open market; or

(iv)	through a combination of (i) through (iii), above at the Corporation’s discretion.

To the extent we fund the Plan with shares of our common stock issued directly by us from authorized but unissued shares or treasury shares, the cash dividends payable to Participants will be retained by us as a consideration for such shares.

Open market purchases under the Plan will be made during each calendar quarter on each Investment Date, which will be the first business day following a dividend payment date or as soon as practicable thereafter. Purchases of shares of common stock will be made at the direction of the Plan Administrator or its selected broker/dealer. Such purchases will be made in accordance with applicable state and federal securities laws and regulations. No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of the Corporation’s common stock.

In the event applicable law or the closing of securities markets requires temporary curtailment or suspension of open market purchases of shares of the Corporation’s common stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of the Corporation’s common stock are not available for purchase for a period of longer than thirty (30) days from the applicable dividend payment date, the Plan Administrator will promptly mail to each Participant a check in the amount of any unapplied funds in the Participant’s account.

15.	How many shares of common stock will be purchased for Participants?

The number of shares that will be purchased for each Participant on any dividend payment date will depend on the amount of the Participant’s cash dividend (and any optional cash payment) and the purchase price of shares of the Corporation’s common stock. Each Participant’s account will be credited with the number of shares, including fractions computed to four (4) decimal places, equal to the total amount of cash dividends and optional cash payments invested, divided by the purchase price.

16.	What will be the price of shares of common stock purchased under the Plan?

In making purchases of shares of the Corporation’s common stock for a Participant’s account associated with each Investment Date, the Plan Administrator will commingle the Participant’s funds with those of other Participants under the Plan. With respect to shares purchased directly from the Corporation, the price of such shares will be equal to the average of the closing prices per share for the ten (10) trading days preceding the relevant dividend payment date as reported on the Nasdaq Global Select Market. With respect to shares purchased on the open market, the prices of shares of the Corporation’s common stock purchased for Participants under the Plan for each Investment Date will be equal to the average price of all shares of the common stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan. The Plan Administrator shall have no responsibility with respect to the market value of the shares of the Corporation’s common stock acquired under the Plan for Participant Accounts.

The Corporation will bear all costs of administering the Plan, except as described under Question 18 below.

17.	How are dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the Participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of our common stock unless and until the Participant elects in writing to terminate participation in the Plan.

COSTS TO PARTICIPANTS

18.	Are there any expenses to Participants in connection with purchases under the Plan?

No. Participants will not be obligated to pay any brokerage commissions or other charges with respect to purchases of the Corporation’s common stock under the Plan.

A Participant who requests that the Plan Administrator sell shares of the Corporation’s common stock held in the Participant’s account in the Plan will be responsible for any brokerage fees incurred in connection with such sale. All other costs of administration of the plan will be paid by the Corporation.

REPORTS TO PARTICIPANTS

19.	How will Participants be advised of their purchases of shares of common stock?

The Plan Administrator maintains a separate account for each Participant. Each Participant will receive a statement of account after each dividend payment date describing cash dividends and optional cash payments received, the number of shares purchased, the price of the shares purchased, and the total shares accumulated under the Plan. These statements will provide a record of the dates and cost of purchases on a quarterly basis and should be retained for income tax purposes. Participants also will receive, from time to time, communications sent to all record holders of shares of the Corporation’s common stock.

DIVIDENDS

20.	Will Participants be credited with dividends on shares held in their account under the Plan?

Yes. The Participant’s account will be credited with dividends paid on whole shares and fractional shares credited to the Participant’s account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of the Corporation’s common stock.

STOCK CERTIFICATES

21.	Will stock certificates be issued for shares of common stock purchased?

No. The Plan Administrator will hold all shares of common stock purchased under the Plan in the name of its nominee. Certificates for shares of common stock of the Corporation purchased through the Plan will not be issued to a Participant unless requested. All shares of common stock purchased under the Plan will be held in book entry form. The number of shares credited to a Participant’s account will be shown on the Participant’s account statement. Book entry share ownership protects against loss, theft, or destruction of stock certificates.

A certificate for any number of whole shares credited to the Participant’s Plan account will be issued upon the Plan Administrator’s receipt of a written request. Upon conversion to certificate form, these shares will be deemed withdrawn from the Plan. Certificates for fractional shares will not be issued under any circumstances. There is a $15.00 certificate issuance fee payable when shares are withdrawn from the Plan, including shares previously deposited for safekeeping, and a certificate issued to the Participant.

Shares credited to the Participant’s account may not be assigned or pledged in any way. If a Participant wishes to assign or pledge the full shares credited to the Participant’s account, the Participant must request that certificates for those shares be issued in his or her name and withdrawn from the Plan.

Plan accounts will be maintained in the names in which certificates of Participants were registered at the time they entered the Plan. Additional certificates for whole shares will be similarly registered when issued.

SALE OF SHARES FROM THE PLAN

22.	How does a Participant sell shares from the Plan?

A Participant may request that the Plan Administrator sell the shares from their account in the Plan. The Plan Administrator will cause the sale of such shares and deliver the proceeds for the sale, less any brokerage commissions, the then applicable service fees, applicable withholding taxes, and transfer taxes incurred in connection with the sale to the Participant. All sale orders are submitted as All-or-None (AON) orders.

Market Order - A market order is a request to sell shares promptly at the current market price. Market order sales can be initiated through your online shareholder account or by contacting Broadridge by telephone. Market order sale requests must be submitted to a registered broker-dealer utilized by the Plan promptly upon receipt during market hours (normally 9:30AM to 4:00PM Eastern Standard Time). All market orders are considered irrevocable upon final submission of the order and cannot be cancelled. Depending on the current trading activity of that security, there may not be a market for your request and the order could be cancelled at the end of the trading day resulting in no sale of such shares. To determine if shares were sold, a participating shareholder should access their online shareholder account or by contacting Broadridge. If the market order sale was not filled and a participating shareholder still wants the shares sold, a sale request will need to be resubmitted. The price will be the market price of the sale obtained by the broker-dealer utilized by the Plan. Each market order sale will incur a flat administrative fee to Broadridge per transaction request. In addition, there is a brokerage commission fee per share sold (no portion of which will be retained by or forwarded to Broadridge).

Market order requests submitted to Broadridge outside of market hours (market hours are usually 9:30AM to 4:00PM EST) will be forwarded to the registered broker-dealer utilized by Broadridge on the next business day once the market has opened. Broadridge, as the Plan Administrator, does not have control over, nor guarantee, the date, time, or pricing associated with any shares that are sold through the Plan.

Day Limit Order - A day limit order is an order to sell securities when and if the stock reaches a specific trading price on a specific day. Day limit order sales can be initiated through your online shareholder account or by contacting Broadridge by telephone. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next business day the market is open). All limit orders are considered irrevocable upon final submission of the order and cannot be cancelled within market trading hours. Depending on the current trading activity of that security, there may not be a market for your request and the order could be cancelled at the end of the trading day resulting in no sale of such shares. Should you submit a limit order that falls under the current trading price at the time of receipt by the broker-dealer utilized by the Plan, there is a chance the order will be cancelled upon receipt if it exceeds certain pricing thresholds meant to protect you from erroneous entries. Please check your online shareholder account upon the submission of any limit orders submitted to ensure it was received and accepted. The order may be cancelled by the applicable stock exchange or by the broker engaged by Broadridge due to certain restrictions. Each day limit order sale will incur a flat administrative fee to Broadridge per transaction request. In addition, there is a brokerage commission fee per share sold (no portion of which will be retained by or forwarded to Broadridge).

Batch Order - Broadridge will automatically treat all sale requests received in writing as batch order sales requests. Individuals participating in the Plan should be aware that the share price may fluctuate between the time your transaction request is received and the time the transaction is affected on the open market. This price risk will be borne solely by you. Broadridge may, but is not obligated to, accept written requests to revoke transaction requests. Please be aware that all sales options may not always be available, and options are pending availability at the Plan Administrator.

WITHDRAWALS FROM THE PLAN

23.	How does a Participant withdraw from the Plan?

Participants may withdraw from the Plan by sending a written withdrawal notice to the Plan Administrator. Any notice of withdrawal received from a Participant less than five (5) business days before a dividend record date may not be effective until the Participant’s dividends paid on that date have been reinvested and the shares credited to the Participant’s account.

If a Participant withdraws all of the whole and fractional shares from their account, they will be treated as having participation terminated in the Plan.

24.	May a Participant elect to have the withdrawn shares sold?

Yes. A Participant may request the Plan Administrator to sell the shares being withdrawn from their account under the Plan (see Question 22). A written request to sell shares being withdrawn from the Plan received from a Participant less than five (5) business days before a dividend record date may not be effective until the Participant’s dividends paid on that date have been reinvested and the shares credited to the Participant’s account.

Any fractional interest withdrawn will be liquidated by the Plan Administrator on the basis of the last closing price of the common stock as quoted by the Nasdaq Global Select Market on the next business day on which the common stock is trading following the day on which the withdrawal request is effectively processed by the Administrator and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

If a Participant withdraws all the whole and fractional shares from their account, they will be treated as having participation terminated in the Plan.

OTHER INFORMATION

25.	What happens if the Corporation issues a stock dividend or declares a stock split?

The Corporation’s common stock in a Participant’s account will be adjusted to give effect to any stock dividend or stock split. In such event, the number of shares available for issuance under the Plan will likewise be adjusted.

26.	How will Participants’ shares held under the Plan be voted at meetings of stockholders?

Each Participant will receive a proxy that will enable them to vote whole shares and fractional interests registered in their name, as well as whole shares and fractional interests credited to their Plan account. Shares held by the Plan Administrator for the account of a Participant who does not promptly return a proxy will not be voted.

27.	What are the income tax consequences of participation in the Plan?

In general, a Participant in the Plan has the same federal and state income tax obligations with respect to dividends credited to their account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A Participant is treated for income tax purposes as having received, on the dividend date, a dividend in the amount equal to the fair market value of the shares of common stock credited to their account under the Plan, even though that amount was not actually received by the Participant in cash, but, instead, was applied to the purchase of additional shares for their account. In addition, any brokerage commissions and service charges paid by the Corporation on behalf of the Participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to the Participant.

The cost basis of each share of the Corporation’s common stock credited to a Participant’s account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the shares of the Corporation’s common stock on the Investment Date, and the holding period for such shares begins on the day following the Investment Date. The receipt by a Participant of certificates representing whole shares previously credited to their account under the Plan upon withdrawal from the Plan or pursuant to the request of the Participant will not result in the recognition of taxable income. A Participant will recognize a gain or a loss when shares are sold on behalf on the Participant upon withdrawal from the Plan or when the Participant sells shares after the Participant’s withdrawal from the Plan.

All Participants are advised to consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

28.	What are the responsibilities of the Corporation and the Plan Administrator under the Plan?

The Corporation, and the Plan Administrator in administering the Plan, will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability: (a) arising out of failure to terminate a Participant’s account upon their death; (b) with respect to the prices at which shares of the Corporation’s common stock are purchased or sold, the times when or the manner in which such purchases or sales are made, the decision whether to purchase such shares of the Corporation’s common stock on the open market or from the Corporation, fluctuations in the market value of the common stock; and (c) any matters relating to the operation or management of the Plan.

29.	Who bears the risk of market price fluctuations in the shares of common stock?

A Participant’s investment in shares acquired under the Plan is no different from direct investment in shares of common stock of the Corporation. The Participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither the Corporation nor the Plan Administrator makes any representations with respect to the future value of the shares of the Corporation’s common stock purchased under the Plan. The Participant should recognize that the Corporation, the Plan Administrator and related parties cannot assure the Participant of realizing any profits or protect the Participant against any losses related to investment in the shares of the Corporation’s common stock purchased or sold under the Plan. The shares of common stock purchased in accordance with the Plan do not constitute savings accounts or deposits issued by a savings institution or bank and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

30.	May the Plan be modified or discontinued?

The Board of Directors of the Corporation, at its discretion, may at any time suspend, terminate, modify or amend the Plan and will endeavor to notify the Participants of any such suspension, termination, modification or amendment. The Corporation may terminate, for whatever reason at any time as it may determine in its sole discretion, a Participant’s participation in the Plan after mailing a notice of intention to terminate to the Participant at the address as it appears on the Plan’s administrative records.

31.	May a Participant pledge shares held in their account under the plan?

No. Shares credited to a Participant’s account under the Plan may not be pledged or assigned, nor may any rights or interests under the Plan be transferred, pledged or assigned, and any purported pledge, assignment or transfer will be void. A Participant who wishes to pledge or assign their shares held under the Plan must withdraw those shares from the Plan.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases our common stock in market transactions, the common stock acquired under the Plan will be sold directly by us through the Plan. As stated elsewhere in this Plan, you will not pay any brokerage fees or commissions for securities purchased on the open market or otherwise under the Plan. Instead, we will pay these fees to the Plan Administrator. Certain fees may apply to Participants in the Plan, which are set forth in Question 18.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a Participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.

Our common stock may not be available under the Plan in all states or jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

USE OF PROCEEDS

To the extent shares of common stock used to fund the Plan are purchased on the open market, there will be no proceeds to us from the purchase of shares. The net proceeds to us from the sale of newly issued shares of common stock (or from treasury shares) issued under the Plan will be used for general corporate purposes, which may include investments at the holding company level, investments in our banking subsidiary and possible acquisitions. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.

CERTAIN LEGAL MATTERS

The legality of issuance of the shares of common stock offered hereby has been passed upon for Univest Financial Corporation by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Univest Financial Corporation and subsidiaries (the Corporation) as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 consolidated financial statements refers to a change to the Corporation’s method of accounting for credit losses as of January 1, 2020 due to the adoption of Accounting Standards Update No. 2016-13, which established Accounting Standards Codification Topic 326, Financial Instruments – Credit Losses, and a change to the Corporation’s method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update No. 2016-02, which established Accounting Standards Codification Topic 842, Leases.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the approximate expenses payable by Univest Financial Corporation in connection with the sale of the securities being registered:

Registration Statement filing fee	$1,731

Accounting fees and expenses	15,000

Legal fees and expenses	10,000

Miscellaneous expenses	1,000

Total	$27,731

Item 15. Indemnification of Directors and Officers

Pennsylvania Business Corporation Law

Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe their conduct was unlawful.

Section 1742 of the PBCL provides, in general, that a corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

Articles of Incorporation and Bylaws

Article III, Section 15 of our Bylaws limits the personal liability of our directors to us or our stockholders for monetary damages for any action taken, or any failure to take action unless the director has breached or failed to perform the duties of their office, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provision does not affect a director’s responsibility or liability under any criminal statute or liability for payment of taxes.

Pursuant to Article IV, Section 1 of our Bylaws, we will indemnify and hold harmless our directors and officers to the fullest extent permitted by the PBCL, as it now exists or may hereafter be amended, from and against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or, while a director or officer, is or was serving at our request in any position or capacity for any other entity, except with respect to any matter as to which such person shall be finally adjudged in such action, suit or proceeding to have been liable for willful misconduct or recklessness in the performance of the duties of their respective position. Our Bylaws further provide for the advancement of expenses to directors or officers in defending any proceeding in advance of its final disposition; provided that, to the extent required by law, such an advancement will be made only upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined by final judicial decision that he or she is not entitled to be indemnified for such expenses. In addition, our Bylaws permit our board of directors to provide for indemnification and advancement of expenses to our employees and agents to the extent and in the manner permitted by the PBCL.

Insurance and Contractual Arrangements

Our Bylaws authorize us to purchase and maintain insurance on behalf of our directors, alternate directors, officers, employees and agents, and persons serving at our request in any position or capacity for any other entity, against any liability asserted against or incurred by them, or arising out of their status as such, whether or not we would have the power or obligation to indemnify such person against the liability.

We maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss rising from claims made by reason of a breach of duty or other wrongful act and (ii) to us with respect to payments that may be made by us to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

Our Bylaws also provide that the indemnification rights set forth in the Bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any agreement, vote of stockholders, disinterested directors, other bylaw or otherwise.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

5.1	Opinion of Luse Gorman, PC (filed herewith).

10.1	Univest Financial Corporation Dividend Reinvestment and Stock Purchase Plan (see prospectus included in Part I of this registration statement).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Luse Gorman, PC (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing fee table

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission and such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Univest Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Souderton, Commonwealth of Pennsylvania, on the 3rd day of May, 2022.

UNIVEST FINANCIAL CORPORATION

By:	/s/ JEFFREY M. SCHWEITZER
Jeffrey M. Schweitzer
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Jeffrey M. Schweitzer and Brian J. Richardson, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 3rd day of May, 2022.

Signature	Title

/s/ WILLIAM S. AICHELE William S. Aichele	Chairman and Director

/s/ JEFFREY M. SCHWEITZER Jeffrey M. Schweitzer	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ BRIAN J. RICHARDSON Brian J. Richardson	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOSEPH P. BEEBE Joseph P. Beebe	Director

/s/ ROGER H. BALLOU Roger H. Ballou	Director

/s/ TODD S. BENNING Todd S. Benning	Director

Signature	Title

/s/ SUZANNE KEENAN Suzanne Keenan	Director

/s/ GLENN E. MOYER Glenn E. Moyer	Director

/s/ NATALYE PAQUIN Natalye Paquin	Director

/s/ THOMAS M. PETRO Thomas M. Petro	Director

/s/ MICHAEL L. TURNER Michael L. Turner	Director

/s/ ROBERT C. WONDERLING Robert C. Wonderling	Director

/s/ CHARLES H. ZIMMERMAN III Charles H. Zimmerman III	Director